UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) August 27, 2013
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Matrix Service Company
(Exact Name of Registrant as Specified in Its Charter)
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DELAWARE	001-15461	73-1352174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5100 E Skelly Dr., Suite 700, Tulsa, OK		74135
(Address of Principal Executive Offices)		(Zip Code)
918-838-8822
(Registrant’s Telephone Number, Including Area Code)
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 (d) On August 27, 2013, the Board of Directors of Matrix Service Company (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, appointed Jim W. Mogg to serve as a member of the Board of Directors, to fill a vacancy created by the retirement of David Tippeconnic in 2012, for a term commencing on August 27, 2013 and expiring at the Annual Meeting of Stockholders of the Company in 2013 and until his successor is duly elected and qualifies, unless he sooner dies, retires or resigns. The Board of Directors also appointed Mr. Mogg to serve on each of the Audit, Compensation and Nominating and Corporate Governance Committees of the Board of Directors coincident with the commencement of his service as a director.
In conjunction with his appointment, Mr. Mogg received an initial award of 4,700 shares of restricted stock units under the Matrix Service Company 2012 Stock and Incentive Compensation Plan. This award cliff vests upon the earlier of the third anniversary of the date of the award or retirement from the Board of Directors. As a non-employee director of the Company, Mr. Mogg will receive the same compensation provided to all non-employee members of the Company's Board of Directors. The compensation of non-employee directors of the Company is described in the Company's proxy statement for the 2012 Annual Meeting under the caption “Director Compensation.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matrix Service Company

Dated: August 29, 2013	By:	/s/ Kevin S. Cavanah

Kevin S. Cavanah
Vice President and Chief Financial Officer